Registration No. 333-
 ========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)

        Delaware                                       38-0549190
 (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

        One American Road
        Dearborn, Michigan                             48126-1899
(Address of principal executive offices)               (Zip Code)

                                   -----------

                  FORD MOTOR COMPANY DEFERRED COMPENSATION PLAN
                            (Full title of the Plan)
                                   -----------

                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)
                                   -----------
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                         CALCULATION OF REGISTRATION FEE
========================== ======================== ======================== ======================== ================
                                                       Proposed maximum         Proposed maximum         Amount of
 Title of securities to    Amount to be registered    offering price per       aggregate offering      registration
      be registered                                       obligation                 price**                fee
-------------------------- ------------------------ ------------------------ ------------------------ ----------------
  Deferred Compensation
      Obligations*               $10,000,000                 100%                  $10,000,000             $920
========================== ======================== ======================== ======================== ================

* The Deferred Compensation Obligations are unsecured obligations of Ford Motor Company to pay deferred compensation in the future in accordance with the terms of the Ford Motor Company Deferred Compensation Plan.
**  Estimated solely for the purpose of determining the registration fee.

======================================================================================================================
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                                      - 2 -


                  FORD MOTOR COMPANY DEFERRED COMPENSATION PLAN

                             ----------------------

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

     The  contents  of  Registration   Statement  Nos.   333-56660,   333-31466,
333-65703,  333-47733, 333-20725, 33-62227 and 333-74313 are incorporated herein by reference.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.


Exhibit 4.1 -   Ford Motor Company Deferred Compensation Plan as amended and restated as of January 1, 2000, filed as Exhibit 10-R to the Registrant's Annual Report on Form 10-K for the year ended
                December 31, 1999 and incorporated herein by reference.

Exhibit  4.2 -  Amendment to Ford Motor Company Deferred Compensation Plan,
                effective as of April 12, 2000. Filed as Exhibit 4.2 to Registration Statement No. 333-56660 and incorporated herein by reference.

Exhibit  4.3 -  Amendment to Ford Motor Company Deferred Compensation Plan,
                effective as of June 1, 2000. Filed as Exhibit 4.3 to Registration Statement No. 333-56660 and incorporated herein by reference.

Exhibit 5.1  -  Opinion of Kathryn S. Lamping, an Assistant Secretary and
                Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2  -  Opinion of Bonnie S. Gorichan, Counsel to Ford Motor Company,
                with respect to compliance requirements of the Employee Retirement Income Security Act of 1974. Filed with this Registration Statement.

Exhibit 23   -  Consent of Independent Certified Public Accountants.  Filed with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing  signature.  Filed as Exhibit 24 to Registration Statement No. 333-75124 and incorporated herein by reference.

Exhibit 24.2 -  Power of Attorney authorizing signature.  Filed with this
                Registration Statement.

Exhibit 24.3 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed as Exhibit 24 to Registration Statement No. 333-75124 and incorporated herein by reference.

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 28th day of March, 2002.

                                        FORD MOTOR COMPANY

                                        By:   William Clay Ford, Jr.*
                                           ------------------------------------
                                             (William Clay Ford, Jr.)
                                             Chairman of the Board of Directors

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

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      Signature                                         Title                                     Date
      ---------                                         -----                                     ----

William Clay Ford, Jr.*                         Director, Chairman of the Board
-----------------------------                   and Chief Executive Officer and
(William Clay Ford, Jr.)                        Chairman of the Environmental
                                                and Public Policy Committee
                                                and the Nominating and
                                                Governance Committee
                                                (principal executive officer)

                                                                                                March 28, 2002
    John R. H. Bond*                            Director
-----------------------------
    (John R. H. Bond)



    Michael D. Dingman*                         Director and Chairman
-----------------------------                   of the Compensation
   (Michael D. Dingman)                         Committee



     Edsel B. Ford II*                          Director
-----------------------------
    (Edsel B. Ford II)



     William Clay Ford*                         Director
-----------------------------
    (William Clay Ford)


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                                      -4-


      Signature                                         Title                                     Date
      ---------                                         -----                                     ----

  Irvine O. Hockaday, Jr.*                      Director and Chairman
-----------------------------                   of the Audit Committee
 (Irvine O. Hockaday, Jr.)



     Marie-Josee Kravis*                        Director
-----------------------------
    (Marie-Josee Kravis)



   Richard A. Manoogian*                        Director
-----------------------------
  (Richard A. Manoogian)



      Ellen R. Marram*                          Director
-----------------------------
     (Ellen R. Marram)



     Homer A. Neal*                             Director                                        March 28, 2002
-----------------------------
    (Homer A. Neal)



       Jorma Ollila*                            Director
-----------------------------
      (Jorma Ollila)



      Carl E. Reichardt*                        Director, Chairman of
-----------------------------                   the Finance Committee
     (Carl E. Reichardt)                        and Vice Chairman



       Robert E. Rubin*                         Director
-----------------------------
      (Robert E. Rubin)



     Nicholas V. Scheele*                       Director and President and
-----------------------------                   Chief Operating Officer
    (Nicholas V. Scheele)

      Signature                                         Title                                     Date
      ---------                                         -----                                     ----


     John L. Thornton*                                 Director
-----------------------------
     (John L. Thornton)


                                                                                                March 28, 2002
      I. Martin Inglis*                                Group Vice President
-----------------------------                          and Chief Financial Officer
     (I. Martin Inglis)                                (principal financial officer)


                                                       Vice President and Controller
       Don Leclair*                                    (principal accounting officer)
-----------------------------
      (Don Leclair)


*By: /s/K. S. Lamping
     ------------------------
    (K. S. Lamping)
     Attorney-in-Fact

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                                      -6-
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                                  EXHIBIT INDEX

                                                                                                 Sequential Page
                                                                                                 at Which Found
                                                                                                 (or Incorporated
                                                                                                 by Reference)
Exhibit 4.1 -   Ford Motor Company Deferred Compensation Plan as amended and restated as of January 1, 2000, filed as Exhibit 10-R to the
                Registrant's Annual Report on Form 10-K for the year ended
                December 31, 1999 and incorporated herein by reference.

Exhibit  4.2 -  Amendment to Ford Motor Company Deferred Compensation Plan,
                effective as of April 12, 2000. Filed as Exhibit 4.2 to Registration Statement No. 333-56660 and incorporated herein by reference.

Exhibit  4.3 -  Amendment to Ford Motor Company Deferred Compensation Plan,
                effective as of June 1, 2000. Filed as Exhibit 4.3 to Registration Statement No. 333-56660 and incorporated herein by reference.

Exhibit 5.1  -  Opinion of Kathryn S. Lamping, an Assistant Secretary and
                Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2  -  Opinion of Bonnie S. Gorichan, Counsel to Ford Motor Company,
                with respect to compliance requirements of the Employee Retirement Income Security Act of 1974. Filed with this Registration Statement.

Exhibit 23   -  Consent of Independent Certified Public Accountants.  Filed with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing  signature.  Filed as Exhibit 24 to Registration Statement No. 333-75124 and incorporated herein by reference.

Exhibit 24.2 -  Power of Attorney authorizing signature.  Filed with this
                Registration Statement.

Exhibit 24.3 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed as Exhibit 24 to Registration Statement No. 333-75124 and incorporated herein by reference.


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